Exhibit 99.1

Sensata Technologies Announces Pricing of $700 Million of Senior Notes due 2019

ALMELO, Netherlands, May 6, 2011

Sensata Technologies Holding N.V. (NYSE: ST) (“Sensata”) today announced that its wholly-owned subsidiary, Sensata Technologies B.V. (the “Issuer”), has priced $700 million in aggregate principal amount of 6.5% senior notes due 2019 (the “Notes”) in connection with a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $600 million, and consequently the term loan facility under the Issuer’s new senior secured credit facility will be reduced by the same amount. The Notes were priced at 100% of par. The closing of the offering is expected to occur on May 12, 2011, subject to certain closing conditions, including the effectiveness of the Issuer’s new senior secured credit facility.

The Notes will be guaranteed on a senior unsecured basis by all of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the Issuer’s new senior secured credit facility, and the Notes and the guarantees will rank equally with any senior indebtedness the Issuer or the guarantors incur. The Notes and the guarantees will be senior to all of the Issuer’s and the guarantors’ future indebtedness that is expressly subordinated to the Notes and the guarantees. The Notes and the guarantees will be effectively junior to the Issuer’s and the guarantors’ secured indebtedness to the extent of the assets securing that indebtedness, including obligations under the Issuer’s new senior secured credit facility.

Sensata intends to use the net proceeds from the offering together with borrowings under the new credit facility and cash on hand to (i) repay amounts currently outstanding under its existing term loans, 8% senior notes due 2014 and 9% senior subordinated notes due 2016, (ii) pay accrued interest on such indebtedness and related redemption premiums and (iii) pay fees and expenses in connection with these refinancing transactions.

The Notes and the related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Sensata

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions. Majority-owned by affiliates of

Bain Capital Partners, LLC, a leading global private investment firm, and its co-investors, Sensata employs approximately 11,500 people in nine countries. Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications.

Contacts

For Investors:

Maggie Morris

+1 (508) 236-1069

mmorris2@sensata.com

For News Media:

Linda Megathlin

+1 (508) 236-1761

lmegathlin@sensata.com

Sensata Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Sensata’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Sensata’s annual report on Form 10-K for the year ended December 31, 2010 and Sensata’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Sensata’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Sensata does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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